EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2004 Stock Incentive Plan and 2000 General Stock Incentive Plan of MediciNova, Inc., of our report dated September 10, 2004, with respect to the financial statements of MediciNova, Inc., included in the Registrant’s Registration Statement on Form S-1 dated September 30, 2004(File No. 333-119433), as amended.

/s/ ERNST & YOUNG LLP

San Diego, California

February 4, 2005